EXHIBIT 21.1

                          HOSPITALITY PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT


HH HPTCW II Properties LLC (Delaware)
HH HPTCY Properties LLC (Delaware)
HH HPTMI III Properties LLC (Delaware)
HH HPTRI Properties LLC (Delaware)
HH HPT Suite Properties LLC (Delaware)
HH HPTWN Properties LLC (Delaware)
HPT CW Properties Trust (Maryland)
HPTCY Properties Trust (Maryland)
HPT HSD Properties Trust (Maryland)
HPTMI Hawaii, Inc. (Deleware)
HPTMI Properties Trust (Maryland)
HPTMI II Properties Trust (Maryland)
HPTRI Properties Trust (Maryland)
HPTSHC Properties  Trust (Maryland)
HPT Smokey  Mountain  LLC (Delaware)
HPT Suite Properties  Trust (Maryland)
HPTSY  Properties  Trust (Maryland)
HPT TRS, INC. (Delaware)
HPT TRS MI-135, INC. (Delaware)
HPTWN Properties Trust (Maryland)